Exhibit 23.1

Beckstead and Watts, LLP
Certified Public Accountants

2425 W. Horizon Ridge Parkway
Henderson, NV 89052
702.257.1984 tel
702.362.0540 fax

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We have issued our report dated October 21, 2005, accompanying the financial statements of UpSNAP, Inc. on Amendment No. 3 to Form SB-2/A for the year ended September 30, 2004. We hereby consent to the incorporation by reference of said report on the Registration Statement (File No. 333-132893) of UpSNAP, Inc. on Amendment No. 3 to Form SB-2/A to be filed with the US Securities and Exchange Commission.

We also consent to the reference to Beckstead and Watts, LLP under the caption “Experts” in said registration statement.

Signed,

/s/ Beckstead and Watts, LLP
August 16, 2006